EXHIBIT 5.1

                                 June 6, 1997

Midcoast Energy Resources, Inc.
1100 Louisiana, Suite 2950
Houston, Texas 77002

Gentlemen:

      We have acted as counsel for Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to 2,315,000 shares of the Company's common stock, $.01 par value (the "Common Stock") to be offered by the Company (including the Underwriters' over-allotment option of 315,000 shares) and an additional 100,000 shares of Common Stock to be offered by the Selling Stockholder.

      We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

      Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that: (i) the shares of Common Stock proposed to be issued by the Company have been duly and validly authorized for issuance and, when issued and sold pursuant to the Registration Statement, will be duly and validly issued, fully paid and nonassessable; and (ii) the shares of Common Stock to be offered and sold on behalf of the Selling Stockholder pursuant to the Registration Statement have been duly and validly issued and are fully paid and nonassessable shares of the Company's Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Porter & Hedges, L.L.P.